Exhibit 99.1

A Forward Thinking Women’s Health Company NASDAQ: AGRX 1

Certain information contained in this presentation and other matters discussed today or answers that may be given in response to questions may include “forward-looking statements”. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. In particular, the Company’s statements regarding trends and potential future results are examples of such forward-looking statements. The forward-looking statements are subject to important factors, risks and uncertainties, including, but not limited to, the success, timing and cost of our ongoing clinical trials and anticipated clinical trials for our current product candidates, including statements regarding the timing of initiation, enrollment and completion of the trials; the timing of and our ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; the Company’s ability to obtain the capital necessary to fund its operations; the Company’s ability to generate revenues; the successful implementation of the Company’s research and development programs and collaborations; the acceptance by the market of the Company’s products; the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the cost of our efforts to commercialize and promote our product candidates once they are approved; and other factors, including general economic conditions and regulatory developments, not within the Company’s control. These factors could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this presentation and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance. 2 Forward-Looking Statement

Agenda 3 Corporate Overview and Vision Twirla® Update Clinical Data Overview Filing Strategy Plans for Commercialization Timeline Pipeline Corporate Summary

Corporate Overview 4 Significant Near-Term Market Opportunity ~$5.5 Billion US contraceptive market through June 2016 (MAT), with $3.9 Billion in combined hormonal contraceptives (CHC) Lead product candidate is Twirla® NDA resubmission planned in 1H 2017 Twirla expected to be the first non-oral CHC brand* introduced in over 15 years and is designed to be an improvement on the currently available contraceptive patch $5.5 Billion US contraceptive market $3.9 Billion in combined CHC *Brand is defined as products approved under an NDA, Source: IMS NSP and NPA as of June 2016 (moving annual total, MAT) Agile is Building a Robust Women’s Health Franchise Agile is Well-Positioned for Successful Twirla Market Entry

Corporate Strategy: Become a Leader in Women’s Health 5 Near-term Mid-term Long-term Establish Agile in contraceptive market Become contraceptive market leader with Agile franchise Broaden women’s health portfolio in areas of unmet need Small Patch Program (SmP) AG200-ER (extended regimen) AG890 (progestin only) Endometriosis Uterine fibroids Osteoporosis Urinary incontinence Menopause Potential Value Twirla®

Twirla® is our Lead Product Candidate Twirla is a once-weekly contraceptive patch Designed to deliver a low daily dose of estrogen, comparable to a low dose oral contraceptive Only one other contraceptive patch is available in the US, and delivers a higher dose of estrogen Women want alternatives to a daily birth control pill Chief complaint is fitting daily pills into their busy lifestyles Women frequently forget to take their pill (1-4x per month) Positive Phase 3 Clinical Trial Data Announced January 2017 6 Sources: Qualitative consumer and HCP market research, RG&A 2012; ACE Survey 2013 Data on File, Agile Therapeutics

7 The CRL Expressed a Clear Rationale for a New Study Focused on two key elements CRL Focused on 2 Key Elements: Improved study conduct Reduced loss to follow-up rate compared to previous Phase 3 trials Support subject compliance and overall retention Demonstration of acceptable efficacy in a representative population “An acceptable Pearl Index and upper bound of the 95% confidence interval” “A representative sample of women in the U.S. who are seeking hormonal contraception” “A sufficiently large and diverse population so that efficacy can be assessed in subgroups” Quotes sourced from FDA correspondence CRL = Complete Response Letter; FDA = Food & Drug Administration

8 Positive Evidence of Efficacy in a Real-World Population BMI Category BMI (kg/m2) % of Study Population Pearl Index UB 95% CI Normal* < 25 39% 3.03 4.62 Overweight > 25 - < 30 25% 5.36 7.98 Obese > 30 35% 6.42 8.88 Non-Obese* < 30 65% 3.94 5.35 Obese > 30 35% 6.42 8.88 ITT = Intent to Treat; all results shown are based on ITT subjects < 35 years of age UB 95% CI = upper bound of the 95% confidence interval Population (ITT) Pearl Index UB 95% CI < 35 years of age 4.80 6.06 *Reflective of Historical CHC Trial Populations A tight confidence interval was achieved on the overall results: An effect of obesity was observed:

Favorable Safety and Tolerability Profile for Twirla in the SECURE Trial

Low rates of hormone-related adverse events, consistent with publicly available information for other low-dose combined hormonal products:

Adverse Event	SECURE Trial	Prior Agile Phase 3 Trials	Ortho Evra Trials*	Quartette Trial*
Total in Safety Population	2032	1043	3322	3597
Headache	4.3%	3.7%	21.0%	12.2%
Nausea	4.1%	4.3%	16.6%	6.7%
Breast tenderness/pain/discomfort	2.0%	1.8%	22.4%	2.2%
Mood swings/changes/depression	2.7%	2.8%	6.3%	2.9%
Heavy/irregular vaginal bleeding**	1.8%	2.1%	6.4%	9.7%

**1.4% of subjects in the SECURE trial discontinued due to a bleeding-related adverse event

- Overall serious adverse events (SAEs) were observed in 1.7% of the SECURE trial study population; generally in line with those observed in other low-dose combined hormonal products* (rate in Quartette trial = 1.6%); 0.6% of subjects had SAEs that were considered potentially study drug related, including deep vein thrombosis (DVT), pulmonary embolism (PE), gallbladder disease, ectopic pregnancy, and depression
- In the combined safety database for Agile Phase 3 trials (n >3,000), there were 5 subjects with potentially study drug related DVTs or PEs, 4 of whom were obese (BMI >30kg/m^2)

*Information is based on currently marketed product labels and publicly available information.
We have not performed a head-to-head comparison of Twirla to Ortho Evra or Quartette.

Agile THERAPEUTICS NASDAQ: AGRX
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10 The NDA Resubmission is Expected to Address the Clinical CRL Questions We expect to submit a robust data package that more clearly defines the risk/benefit profile for Twirla: *Information is based on publicly available information. Substantially improved study conduct Lower discontinuation rate compared to previous Phase 3 trial; rate and reasons for discontinuation in line with other Phase 3 clinical trials for approved hormonal contraceptives* Lower loss to follow up rate (11.3%) compared to previous Phase 3 trial (20.3%) Greater confidence in the reliability of the results based on improved loss to follow-up rate and focus on data quality Study population reflects the broad entry criteria for the trial Allowed for efficacy to be assessed across different groups No restrictions on BMI (unlike historical contraceptive trials) Evidence of efficacy and safety Positive evidence of efficacy observed in a real-world study population Favorable safety profile; rates of adverse events consistent with publicly available information for other low-dose combined hormonal products

Why Women Would Use Twirla® Source: Qualitative and quantitative consumer research, RG&A 2012. Data on File, Agile Therapeutics 11 Expected to be the only low-dose contraceptive patch, delivering ~30µg/day EE Don’t have to remember it every day Less invasive than some methods (vaginal ring, IUDs, injectables, implants) Pill Regimen: Once a day Patch Regimen: Once a week SUN MON TUE WED THU FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 SUN MON TUE WED THU FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 7 days no patch

Designed for Aesthetic Appeal and the Flexibility to Choose Women can choose where to apply the patch: Source:. Kaunitz et al Obstetrics and Gynecology Feb 2014 12 Proprietary Skinfusion® technology is designed to: minimize adhesive breakdown that causes “black ring” improve 7-day adhesion Upper Torso 12% Abdomen 40% Buttock 48%

US Hormonal Contraceptive Market is a Significant Opportunity 13 Progestin-Only $1.6B $3.9B $5.5 Billion US Contraceptive Market AG890 Combination Hormonal Contraceptives AG200-ER AG200-SP Pills $2.9 Billion Vaginal Ring $725 Million Patches* $198 Million *Patches includes sales of both Evra and Xulane Source: IMS NSP, retail + non-retail as of June 2016 (MAT)

Non-Oral CHC Forms Have Appeal For the Market 14 Oral Pills (Once a day) Vaginal Ring (Once a month) Patch (Once a week) Non-oral CHCs have reached significant peak market shares Evra 11.1% (in 2005) Nuvaring 6.6% (in 2014) The current market leader is a non-oral product Nuvaring annual sales for MAT June 2016 $725 Million The most successful contraceptive launch was a non-oral product Evra reached 10% TRx share 18 months after 2002 launch >200 products* Nuvaring® Evra ®/Xulane® CHC Market *includes brands and generic products (brands defined as products approved under an NDA, generics approved under an ANDA) Source: IMS NPA and NSP, as of June 2016 (MAT) Evra is a registered trademark of Johnson & Johnson, Inc.; Xulane is a registered trademark of Mylan, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc.

There is a Market Need for New Non-Oral CHC Options 15 Yasmin (Jun 2001) Nuvaring (Jun 2002) TriCyclen Lo (Sep 2002) Seasonale (Oct 2003) Generess (May 2011) Quartette (Aug 2013) Minastrin 24 (Aug 2013) Loestrin 24 (Mar 2006) Yaz (Apr 2006) Seasonique (Jul 2006) Evra (Mar 2002) LoLoestrin (Dec 2010) Natazia (Jul 2010) Beyaz (Oct 2010) 2001 2016 Only non-oral CHC brands TriCyclen and Evra are registered trademarks of Johnson & Johnson, Inc.; Nuvaring is a registered trademark of Merck & Co., Inc.; Yasmin, Yaz, Beyaz and Natazia are registered trademarks of Bayer; Loestrin, Generess, Minastrin, and Taytulla are registered trademarks of Allergan, Inc.; Seasonale, Seasonique and Quartette are registered trademarks of Teva Pharmaceuticals USA, Inc. Source: IMS NPA 2000-2016 Lo Seasonique (Mar 2009) Taytulla (Nov 2016)

US Branded Combined Hormonal Contraceptives (CHC) Have High Potential Market Value *Market value if all prescriptions were branded, to demonstrate value of 1% TRx share of a brand Sources: IMS NPA June 2016 (MAT) and MediSpan Price Rx Select, October 2016 1% TRx Share = $162 Million 89 Million TRx (Total Market) 1.4 months per TRx (Avg.) CHC Market $16 Billion Calculated Total Potential Branded Value 56% Brand ($2.2B) 44% Generic ($1.7B) 17% Brand (15M Rx) 83% Generic (74M Rx) Calculated Branded Value of CHC Market* 16 $129.51/month (Avg. Brand WAC) Prescriptions (89MM) Sales ($3.9B)

Managed Care Potentially favorable Managed Care environment for Twirla®, with or without the Affordable Care Act (ACA) Contraceptive Mandate ObGyn/NP Specialty Market Specialty market allows for an estimated sales force of only 70-100 reps Access to ObGyns is high – among the lowest “no-see” rate of all specialties Lack of introductions of new CHC brands means opportunity for Twirla® to have high share of voice Targeted Consumer Segment Consumers have active role in product choice Twirla target demographic responds to digital marketing Women want contraception that is easy to use, non-daily, and less invasive Twirla® Marketing Plan is a 3-Pronged Approach 17 Source: SK&A Physician Access Study 2010, Qualitative HCP and Consumer market research, Adelphi Research 2016 and RG&A 2012 “I am happy to see [Twirla]! It’s time another patch came to the market.” – OB/GYN October 2016 “I want to eliminate the forgetfulness but I don’t want to lose that control either.” – Consumer October 2016 “ the ACA has affected my ability to prescribe a broader range of contraceptives...affordability has changed everything. The patient truly has choice now.” – Nurse Practitioner October 2016

Twirla® Peak Share Estimate Rationale Based on Consumer & Physician Market Research and Market Analogs Sources: IMS NPA, 2002-2014. Qualitative and Quantitative HCP and Consumer market research, Adelphi Research 2016 18 *ObGyns estimated 22% share, adjusted to 14% for overstatement 9% Consumers “extremely likely” to ask for Twirla 15% ObGyns “% of next 100 patients” 14%* Average of Analog Brands 9.6%

19 Potential for Approval By End of 2017 2017 Planned submission in 1st half 2017 FDA acceptance of CRL within 30 days Potential approval end of 2017 Six-month FDA review We are proud of the SECURE Trial and looking forward to sharing the data with the FDA

S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Pipeline: Offering More Options For Women 20 Patch Regimen: Once a week Small Patch (SmP) product candidates in development AG200-SP AG200-ER AG200-ER: 8-week extended cycle regimen Designed for fewer periods a year Small patch (SmP) worn in 8th week AG200-SP: 4-week regimen Designed for shorter, lighter periods Small patch (SmP) is a smaller, lower dose LNG/EE patch worn in the 4th week of a cycle 7 days no patch S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Small patch S M T W T F S 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 47 48 49 50 51 52 53 54 55 56 Small patch Recent research suggests AG200-SP could expand Agile potential share of CHC market when introduced after Twirla Source: Quantitative HCP market research, conducted by Adelphi 2016

Hatch-Waxman Exclusivity Pipeline Manufacturing 13 Issued Patents Intellectual Property Strategies For the U.S. Franchise 21 Regimen (2029) Formulation (2032) Design (2028) Formulation (2021) 8 cover Twirla & Pipeline 5 cover Pipeline Transdermal Know-How Resource Intensive Custom Equipment AG200-SP (SmP) AG200-ER (SmP) AG200-ER AG890

Financial Profile Balance Sheet Data $51.7 Million cash on hand at September 30, 2016 $48.8 Million cash on hand (unaudited) at December 31, 2016 28.8 Million common shares outstanding at November 4, 2016 Background and Recent Financings Initial Public Offering (May 2014) $55.0 Million gross proceeds (~$49.7 Million net proceeds) Private Placement (January 2015) $20.0 Million gross proceeds (~$19.3 Million net proceeds) Debt Facility of up to $25.0 Million (Hercules Capital) (February 2015) $16.5 Million funded at loan closing (primarily to repay prior debt) Follow-on Public Offering (February 2016) $40.25 Million gross proceeds (~$37.5 Million net proceeds) 22

Corporate Summary 23 Positive top-line data announced in January 2017 NDA resubmission expected to address the clinical CRL questions Near-term catalyst: NDA resubmission expected 1H 2017 Phase 3 asset in multi-billion dollar market Twirla® expected to be the first low-dose alternative to an oral CHC introduced in over 15 years Planning for commercialization Exciting pipeline opportunities for the future

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Agile Values 25 Authentic listening and building trust to better understand and anticipate women’s health and wellness needs Passionate determination to design and deliver inspiring and relevant women’s healthcare solutions like no one else Innovative business practices that enable more efficient and effective customer experiences and partnerships Agile Position Championing the healthcare choices women deserve. Agile is a forward-thinking women's healthcare company dedicated to fulfilling the unmet health needs of today's women.

Executive Management Team Deep Experience in Women’s Healthcare and Contraceptive Products TriCyclen and Evra are registered trademarks of Johnson & Johnson, Inc. 26 Al Altomari President and Chief Executive Officer Scott Coiante Vice President and Chief Financial Officer Elizabeth Garner, M.D., M.P.H. Sr. Vice President and Chief Medical Officer Renee Selman Chief Commercial Officer

Corporate Strategy (Short term & Midterm): Establish a Market-Leading Contraceptive Franchise 27 Contraceptive Pipeline Product Indication Preclinical Phase 1 Phase 2 Phase 3 Status Contraception (21/7 cycle) Phase 3 clinical trial top-line data announced Jan 2017 Small Patch (SmP) Program AG200-SP (SmP) Contraception (shorter, lighter periods) Initial Phase 2 trial of AG200-SP (SmP) preparations underway Initiation of dosing expected 1Q 2017 Additional design and planning may be required based on outcome of initial Phase 2 clinical trial of SmP program AG200-ER (SmP) Contraception (extended cycle) AG200-ER Contraception (extended cycle) Additional design and planning may be required AG890 Contraception (Progestin-only) Phase 2 PK/PD trial complete* Additional product and clinical development may be required to advance into Phase 3 *Data analysis from Phase 2 trial is under evaluation

28 Rigorous trial design was focused on key elements of the CRL The SECURE Trial Was Designed to Assess the Efficacy and Safety of Twirla® in a Real-World Population Multicenter, single-arm, open-label 13-cycle trial at 102 experienced U.S. clinical sites ~ 2,000 healthy subjects aged > 18 treated with laser-etched patches Representative sample of women seeking hormonal contraception No exclusions for BMI/weight Stringent Trial Design Frequent pregnancy testing Exclusion of cycles for BOTH use of back-up contraception and lack of sexual activity Analysis Efficacy measure was Pearl Index in an ITT population of subjects 35 years of age and under Prespecified analysis related to BMI and body weight CRL = Complete Response Letter; ITT = Intent to Treat

29 Demographics Reflect the Broad Entry Criteria of the SECURE Trial Study SECURE Ortho Evra Trials Quartette Trial Age Mean age 28 years 28 years 27 years < 35 years 90% 83% 90% > 35 10% 17% 10% Body Mass Index Mean BMI* 28.3 kg/m2 23.6 kg/m2 27.4 kg/m2 < 25 (normal) 39% Not available 47% 25 - < 30 (overweight) 25% 25% > 30 (obese) 35% 28% Race White 67% 91% 64% Black 24% 5% 19% Asian 3% 2% 2% Other 6% 2% 14% Ethnicity Hispanic 20% Not available 11% Non-Hispanic 80% 89% Hormonal Contraception Use Current user 35% Not available 44% Recent user 13% Former user 43% 39% New user 9% 17% *Based on CDC BMI categories Information is based on currently marketed Ortho Evra and Quartette product labels and publicly available information. We have not performed a head-to-head comparison of Twirla to Ortho Evra or Quartette. Percentages in table are rounded to nearest integer; may not add up to 100%

30 SECURE Achieved a Lower Loss to Follow-Up Rate Loss to follow-up rate substantially reduced compared to prior Agile Phase 3 trial, and in line with other contraceptive trials SECURE Agile Prior Phase 3* Quartette† Metric n % n % n % Enrolled 2032 100.0 1129 100.0 3597 100.0 Discontinued** 1043 51.4 644 57.0 1453 40.3 Lost to Follow-up 229 11.3 229 20.3 480 13.3 Completed 988 48.6 485 43.0 2144 59.6 **Main reasons for subject discontinuation from SECURE trial: subject decision, adverse event, loss to follow-up *Includes only subjects originally randomized to patch arm †Information is based on currently marketed product labels and publicly available information for Quartette, Seasonique, Lybrel, and Natazia. We have not performed a head-to-head comparison of Twirla to these products. Discontinuation rate and reasons for discontinuation were in line with other Phase 3 clinical trials for approved hormonal contraceptives, for example: Seasonique (51.5%), Lybrel (56.8%), Natazia (48%)†

31 Twirla® Had a Favorable Wearability Profile in the SECURE Trial Of reported patches worn, 83% had no patch site irritation and 65% had no itching If reported, most irritation and itching was mild Overall, severe itching or irritation were observed in approximately 2.3% and 1.5% of patches worn Of reported patches worn, the rate of detachments was low across the trial Ranged from 10% (Cycle 1) to 2% (Cycle 13) Ortho Evra: Subjects with 1 patch completely detached ranged from 6% (Cycle 1) to 2% (Cycle 13) Rates of patch-site irritation, itching, and patch detachment were low *Information is based on currently marketed Ortho Evra product label and publicly available information. We have not performed a head-to-head comparison of Twirla to Ortho Evra.

32 Summary of Recommendations from the 2007 FDA Advisory Committee Meeting on Contraceptive Trial Design Entry criteria should be more reflective of real-world prescribing regarding BMI, smoking, VTE family history Subgroup analyses could be performed to assess efficacy Arbitrary limits for the UB of the 95% CI should be avoided in order to promote the widest range of new contraceptive products being developed and brought to market Substantial flexibility should be exercised in accepting given point estimates and UB of CI Provide all the information to the clinician and patient in an easily understandable format in labeling and let them make the final decision on which product is most appropriate Phase 4 trials may be used to obtain better estimates of true “actual use” effectiveness Product labeling should be modified to include pregnancy rates or safety data for subgroups when available Source: 2007 FDA Advisory Committee for Reproductive Health Drugs, Summary of Recommendations http://www.fda.gov/ohrms/dockets/ac/07/minutes/2007-4274m1.pdf

Observable Trend in Pearl Indices for Approved Combined Hormonal Contraceptives (CHCs) 33 Product (Year Approved) Pearl Index Ortho Evra (2001) 1.07 Nuvaring (2001) 2.02 Yasmin (2001) 0.4 Seasonale (2003) 1.98 Loestrin 24 FE (2006) 1.82 Seasonique (2006) 1.34 Yaz (2007) 1.41 Lybrel (2007) 2.38 LoSeasonique (2008) 2.74 Natazia (2010) 1.64 LoLoestrin (2010) 2.92 Generess (2010) 2.01 Quartette (2013) 3.19 Quartette >90kg 4.82 Quartette >70 to <90kg 3.38 Quartette <70kg 2.59 Sources: Trussell, et al., The Creeping Pearl (2013), currently marketed product labels, and publicly available information Quartette Overall Twirla Normal (BMI <25) Twirla Non - Obese (BMI <30) Twirla Overall (mean BMI 28.3) Twirla Overweight (BMI 25 to <30) Twirla Obese (BMI ?30) Quartette ?90kg Quartette ?70kg to <90kg Quartette <70kg 0 1 2 3 4 5 6 7 2000 2005 2010 2015 2020 Pearl Index Historical Pearl Indices for CHCs Approved Since 2000 and the Pearl Indices Observed in the SECURE Trial Approved Combined Hormonal Contraceptives, CHCs Twirla Quartette Weight Groups Linear (Approved Combined Hormonal Contraceptives, CHCs)

34 Approved Hormonal Contraceptive Products Had Higher Pearl Indices When Used As Comparators in Later Studies Product Trial Year Mean Weight/BMI Pearl Index UB 95% CI Loestrin Fe 1/20 Original U.S. Registration 1973 Not available 0.75 Not available Ortho Tri-Cyclen Lo Phase 3 2002 23.6 kg/m2* 3.80 Loestrin 24 Fe U.S. Phase 3 2006 68.2 kg 3.67 13.20 Levlite Original German Registration 1998 62.7 kg 0.29 0.91† Original U.S. Registration 1998 63.0 kg 1.08 2.34† Seasonale Phase 3 2003 69.7 kg 3.75 8.60 Nordette Original U.S. Registration 1982 Not available 0.48 1.04† Seasonale Phase 3 2003 71.0 kg 2.22 6.38 Seasonique Phase 3 2006 71.8 kg 4.40 Not available Sourced from publicly available NDA Reviews *Mean weight not available †Calculated based on cycle and pregnancy data in NDA review

Contraceptive Trials Have Historically Excluded Obese Women

<table>
<tr><th>Product</th><th>BMI/Weight Effect Observed</th><th>Trial Exclusions for BMI/Weight</th></tr>
<tr><td>Twirla 2017*</td><td>YES</td><td>No exclusions for BMI/weight</td></tr>
<tr><td>Quartette 2013</td><td>YES</td><td>No exclusions for BMI/weight</td></tr>
<tr><td colspan="3">Agile 2013 FDA CRL</td></tr>
<tr><td>Minastrin 2013</td><td>No</td><td rowspan="3">BMI > 35 kg/m² excluded from trials</td></tr>
<tr><td>Generess 2011</td><td>YES</td></tr>
<tr><td>LoLoestrin Fe 2010</td><td>No</td></tr>
<tr><td>Natazia 2010</td><td>No</td><td>BMI > 30 kg/m² excluded from trials</td></tr>
<tr><td>LoSeasonique 2008</td><td>No</td><td>No exclusions for BMI/weight</td></tr>
<tr><td>Lybrel 2007</td><td>No</td><td>No exclusions for BMI/weight</td></tr>
<tr><td colspan="3">2007 FDA Advisory Committee for Reproductive Health Drugs</td></tr>
<tr><td>Loestrin 24 Fe 2006</td><td>No</td><td>BMI > 35 kg/m² excluded from trials</td></tr>
<tr><td>Seasonique 2006</td><td>No</td><td>No exclusions for BMI/weight</td></tr>
<tr><td>Yaz 2006</td><td>No</td><td>BMI > 35 kg/m² excluded from trials</td></tr>
<tr><td>Seasonale 2003</td><td>No</td><td>No exclusions for BMI/weight</td></tr>
<tr><td>Ortho TriCyclen Lo 2002</td><td>No</td><td>Subjects were to be “within 35% of acceptable BMI”</td></tr>
<tr><td>Ortho Evra 2001</td><td>YES</td><td>Subjects were to be of “acceptable BMI”</td></tr>
<tr><td>Nuvaring 2001</td><td>No</td><td>BMI > 30 kg/m² excluded from trials</td></tr>
<tr><td>Yasmin 2001</td><td>No</td><td>Subjects were to be “within 25% of ideal body weight”</td></tr>
</table>

**Candidate product*

BMI = Body Mass Index; CRL = Complete Response Letter
Information from publicly available information in NDA reviews and product labels

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Agile THERAPEUTICS
NASDAQ: AGRX
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36 FDA Meta-Analysis on the Effect of Obesity on HC Effectiveness FDA authors called for more data in obese women from Phase 3 clinical trials after an FDA meta-analysis showed an effect of obesity on hormonal contraceptive effectiveness. Publication suggests 44% increased risk of pregnancy during CHC use in obese compared to non-obese women CRL was February 2013; Source: Yamazaki M et al, Contraception 2015; 92: 445-52 The Division requested weight/BMI-based analyses for the Agile SECURE trial

37 Healthcare Providers Focus on Typical Use Contraceptive Effectiveness If approved, we expect Twirla to be included with other Tier 2 methods

38 Datamonitor Analyst Study on FDA CRLs CRLs were received by 42% of NDAs/BLAs 29% of NDAs receiving CRLs were withdrawn 71% were resubmitted or open at time of analysis; of resubmitted NDAs with a documented FDA decision, 80 of 81 were approved Most failures to gain approval were because the applicant chose not to resubmit CRL = Complete Response Letter Source: Datamonitor Analysis-Analyst Opinion; study of 356 NDAs/BLAs from Oct 2008 to Sept 2012; Jan 2013.

Branded Contraceptives Continue to Take Consistent Price Increases Source: MediSpan Price Rx Select, October 2016. *Values for 2016 are YTD through October 24, 2016 Avg. Price/cycle calculation includes 13 leading branded contraceptive products. 39 The current highest WAC for a branded combination contraceptive is $165.45 12.2% 9.7% 10.3% 16.4% 12.7% 11.7% 7.1% 8.2% 10.8% 15.8% 11.2% Avg. Annual Price Increase $36.67 $41.27 $45.62 $50.51 $59.23 $68.22 $76.48 $81.18 $88.01 $98.88 $115.40 $125.29 $37.76 $43.11 $45.22 $49.34 $56.93 $68.76 $75.57 $91.26 $100.29 $110.22 $95.12 $105.92 $0.00 $10.00 $20.00 $30.00 $40.00 $50.00 $60.00 $70.00 $80.00 $90.00 $100.00 $110.00 $120.00 $130.00 $140.00 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016* Avg. Price/Cycle for Branded Contraceptives ($WAC) Average Branded Price Evra Xulane

We Believe Managed Care Environment is Favorable For a New Contraceptive Patch 40 Sources: HHS FAQs About ACA Implementation (Part XXVI), May 11 2015; Managed Care research, Access Pointe 2016 If Twirla® is the preferred patch: Patients will be able to fill a prescription with no copay no deductible no coinsurance ACA ‘Contraceptive Mandate’ now in effect Requires coverage with no cost sharing of at least one product in each form of contraception per FDA Birth Control Guide “Patch” is a unique form Twirla and Xulane (Evra generic) are expected to be the only 2 products available in patch form Xulane current price = $105.92/cycle If Twirla is not the preferred patch: Most branded contraceptives are on Tier 3 or 4 Non-preferred brand copay median = $51-75 Manufacturers utilize copay coupons to offset the copay cost Possible Formulary Scenarios We believe Twirla will be competitive in the managed care environment, with or without the ACA

ObGyns and Nurse Practitioners are the Key Contraceptive Prescribers Source: IMS NPA, TRx Volume by Prescriber Type, MAT Sept 2016; IMS NPA, TRX Volume by Category, 2010 41 Over 70% of US Contraceptive TRx are Written by ObGyns/NPs/PAs ObGyns Prescribe Contraceptives More than Any Other Therapy Contraceptive 34% Menopause 14% Antiinfective 12% Analgesic 8% Antidepressant 6% All Other 26% ObGyn TRx by Category ObGyn 43% NP/PA 29% PCP 22% All Other , 6% CHC Prescriptions by Prescriber Type

A Sales Force of 70-100 Reps is Estimated for Twirla® 42 Source: Wolters Kluwer 2012 (# of prescribers) and IMS Prescriber Profiler 2009: %TRx written by ObGyns in Deciles 3-10 of contraceptive writers All Prescribers (n=56,000) Branded Prescribers (n=22,000) US Contraceptive Prescribers Over 90% ObGyn Detailing Samples Medical Education

[ A once-weekly patch is a convenient alternative to a once-a-day pill S M T T W F S We Know the Twirla® Target Consumer 43 Source: Qualitative and Quantitative Consumer market research, Adelphi Research 2016 Women would choose Twirla because it’s weekly and easy to remember Very (14%) Somewhat (37%) Very (17%) Some- what (9%) “I like that it’s weekly. That will be easier to remember. You see it too, so that’s a reminder to change it.” – Consumer October 2016 16% 27% 17% 21% 67% 52% If a doctor recommended Twirla Based solely on Product Profile Likelihood to Ask for a Prescription for Twirla Rate 1 - 7, Not at all likely (1) to Extremely likely (7) Bottom (1,2,3) Middle (4) Top (5,6,7)

Reaching Contraceptive Consumers Means Going Digital 44 Online Social Networks Discussion Forums Blogs & Online Magazines Mobile Mobile apps Text messaging Magazines Twirla® interest is highest among: 20-29 years old College or graduate student Employed Women in a committed relationship Sources: Survey of 1000 women age 15-44, RG&A 2012. Data for ‘seekers’ (n=565) considering starting birth control and Pew Research Where She Goes Who She Is

Unique Contraceptive Brands Have Achieved High Market Share in the CHC Market 45 Product Peak TRx Share* Evra 11.1% Yaz 13.1% TriCyclen Lo 9.1% Yasmin 12.9% Loestrin 24 10.2% LoLoestrin 4.0% Nuvaring 6.6% Average 9.6% *Time to peak TRx share varies by product, and in most instances occurred after the first two years post launch Source: IMS NPA, 2002-2015 Average